Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-183129) and S‑8 (No. 333-185428, No. 333-185429, No. 333-178609, No. 333-67257-99, No. 333-19445-99, No. 333-42133-99, No. 333-130047-99, No. 333-143716-99, No. 333-149396-99, No. 333-149537-99, and No. 333-151607-99) of Ingersoll-Rand plc of our report dated February 14, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 14, 2013